                         CROWN SUBORDINATION AGREEMENT


                 INTERCREDITOR AND SUBORDINATION AGREEMENT, dated as of July 20, 1995, by and among CROWN CASINO CORPORATION, a Texas corporation ("Crown"), LOUISIANA RIVERBOAT GAMING PARTNERSHIP, a Louisiana general partnership (together with its successors and assigns, "LRGP"), NOMURA HOLDING AMERICA, INC., a Delaware corporation (together with its successors and assigns, the "Purchaser") and FIRST NATIONAL BANK OF COMMERCE, a national banking association, as agent (together with its successors and assigns in such capacity, the "Agent") for the Purchaser.

                 The parties hereto hereby agree as follows:

         1. Definitions. (a) Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement referred to below.

         (b)  The following terms shall have the following meanings:

         "Agreement": this Intercreditor and Subordination Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Collateral":  the "Collateral" as defined in the LRGP Pledge
Agreement.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Holders":  the holders from time to time of Senior Obligations.

         "Insolvency Event:       (a) LRGP or any of its Subsidiaries
commencing any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or LRGP or any of its Subsidiaries making a general assignment for the benefit of its creditors; or (b) there being commenced against LRGP or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (a) above which (1) results in the entry of
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an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of 60 days; or (c) there being commenced against LRGP or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (d) LRGP or any of its Subsidiaries taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or (d) LRGP or any of its Subsidiaries generally not paying, or being unable to pay, or admitting in writing its inability to pay, its debts as they become due.

         "Note Purchase Agreement": the Note Purchase Agreement dated as of July 20, 1995, among LRGP, SCGC, the Purchaser and the Agent, as such Note Purchase Agreement may be amended, modified or supplemented from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such Note Purchase Agreement (whether provided by the original Purchaser and Agent under such Note Purchase Agreement or a successor Agent or other purchasers).

         "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents or such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Body, in each case applicable to such Person or any of its property or to which such Person or any of its property is subject.

         "Senior Note Documents": the collective reference to the Note Purchase Agreement, the Senior Notes, the Senior Related Documents and all other documents that from time to time evidence the Senior Obligations or secure or support payment or performance thereof.

         "Senior Notes":  the Notes.

         "Senior Obligations":  the collective reference to the unpaid principal of and interest on the Senior Notes and all other obligations and liabilities of LRGP and SCGC to the Agent and the Holders (including, without limitation, interest accruing at the then applicable rate provided in the Note Purchase Agreement after the maturity of the Senior Notes and interest accruing at the then applicable rate provided in the Note Purchase Agreement after the filing of any petition in
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                                                                               3



bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to LRGP or SCGC, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Note Purchase Agreement, the Senior Notes, this Agreement, the other Senior Note Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by LRGP pursuant to the terms of the Note Purchase Agreement or this Agreement or any other Senior Loan Document).

         "Senior Related Documents": the Related Documents, including, without limitation, the documents listed on Schedule 1 attached hereto.

         "Subordinated Lender": Crown, and any other holder from time to time of the Subordinated Obligations.

         "Subordinated Loan Documents: the collective reference to the Subordinated Note, the Subordinated Security Documents and any other documents or instruments that from time to time evidence the Subordinated Obligations or secure or support payment or performance thereof.

         "Subordinated Note":  the Crown Note.

         "Subordinated Obligations": the collective reference to the unpaid principal of and interest on the Subordinated Note and all other obligations and liabilities of LRGP to the Subordinated Lender (including, without limitation, interest accruing at the then applicable rate provided in the Subordinated Note after the maturity of the Subordinated Note and interest accruing at the then applicable rate provided in the Subordinated Note after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to LRGP, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Subordinated Note, this Agreement, or any other Subordinated Loan Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Subordinated Lender that are required to be paid by LRGP pursuant to the terms of the Subordinated Note or this Agreement or any other Subordinated Loan Document).
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         "Subordinated Security Documents":  the collective reference to (a)
the documents listed on Schedule 2, as the same may be amended, modified or otherwise supplemented from time to time with the prior written consent of the Agent and (b) any other documents executed by LRGP with the prior written consent of the Agent that from time to time secure payment or performance of the Subordinated Obligations.

         "Warrant": the Warrant to Purchase up to 416,667 Shares of Common Stock of Casino America dated June 9, 1995, issued to Crown pursuant to the Stock Purchase Agreement.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Subordination. (a) LRGP and the Subordinated Lender, for itself and each future holder of the Subordinated Obligations, each agrees that the Subordinated Obligations are expressly "subordinate and junior in right of payment" (as that phrase is defined in paragraph 2(b)) to all Senior Obligations.

         (b)  "Subordinate and junior in right of payment" means that:

                 (1) no part of the Subordinated Obligations shall have any claim to the assets of LRGP on a parity with or prior to the claim of the Senior Obligations; and

                 (2) unless and until the Senior Notes have been paid in full, without the express prior written consent of the Purchaser, (A) no Subordinated Lender will take, demand or receive from LRGP, and LRGP will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security for the whole or any part of the Subordinated Obligations, including, without limitation, any letter of credit or similar credit support facility to support payment of the Subordinated Obligations; provided, however, that at any time except when an Event of Default has occurred and is continuing, LRGP may make, and the Subordinated Lender may receive, scheduled payments on account of interest on the Subordinated Note in accordance with the terms thereof, and (B) no Subordinated Lender will accelerate for any reason the scheduled maturities of any amount owing under the Subordinated Note; provided, however, that upon the occurrence of an Insolvency Event the Subordinated Lender
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                                                                               5



         may accelerate the scheduled maturities of the Subordinated Note.

         (c) The expressions "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Senior Obligations shall mean the payment in full in cash, in immediately available funds, of all of the Senior Obligations.

         (d) The Agent and each of the Holders agrees that the provisions of paragraphs 2(a) and (b) of this Agreement shall not prohibit, and the Agent and each of the Holders hereby consents to, the exercise by Crown of the Warrant for shares of the common stock of Casino America in exchange for the cancellation and forgiveness of up to $5,000,000 principal amount of the Subordinated Note in accordance with the terms of the Warrant.

         3. Additional Provisions Concerning Subordination. (a) The Subordinated Lender and LRGP agree that upon the occurrence of any Insolvency
Event:

                 (1) all Senior Obligations shall be paid in full before any payment or distribution is made with respect to the Subordinated Obligations; and

                 (2) any payment or distribution of assets of LRGP, whether in cash, property or securities, to which the Subordinated Lender would be entitled except for the provisions hereof, shall be paid or delivered by LRGP, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the Agent, for the account of the Purchaser, to the extent necessary to pay in full all Senior Obligations, before any payment or distribution shall be made to the Subordinated Lender.

         (b) Upon the occurrence of any event or proceeding described in clause (A) of the definition of "Insolvency Event" commenced by or against
LRGP:

                 (1)  the Subordinated Lender irrevocably authorizes and
         empowers the Purchaser (A) to demand, sue for, collect and receive every payment or distribution on account of the Subordinated
         Obligations payable or deliverable in connection with such event or proceeding and give acquittance therefor, and (B) to file claims and proofs of claim in any statutory or non-statutory proceeding and take such other actions, in its own name Purchaser, or in the name of the Subordinated Lender or otherwise, as the Purchaser may deem necessary or advisable for the enforcement of the provisions of this Agreement; provided, however, that the foregoing authorization and empowerment
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                                                                               6



         imposes no obligation on the Purchaser to take any such action;

                 (2) the Subordinated Lender shall take such action, duly and promptly, as the Purchaser may request from time to time (A) to collect the Subordinated Obligations and (B) to file appropriate proofs of claim in respect of the Subordinated Obligations; and

                 (3) the Subordinated Lender shall execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as the Purchaser may request to enable the Purchaser to enforce any and all claims in respect of the Subordinated Obligations and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Obligations.

         (c) If any payment or distribution, whether consisting of money, property or securities, be collected or received by the Subordinated Lender in respect of the Subordinated Obligations, except payments permitted to be made at the time of payment as provided in paragraph 2(b), the Subordinated Lender forthwith shall deliver the same to the Purchaser, in the form received, duly indorsed to the Purchaser, if required, to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by the Subordinated Lender as the property of the Purchaser, segregated from other funds and property held by the Subordinated Lender.

         4. Rights in Collateral. (a) Notwithstanding anything to the contrary contained in the Note Purchase Agreement, any Senior Security Document, any other Senior Note Document or any Subordinated Security Document or other Subordinated Loan Document and irrespective of:

                 (1) the time, order or method of attachment or perfection of the security interests created by any Senior Security Document or any Subordinated Security Document,

                 (2) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Collateral,

                 (3) anything contained in any filing or agreement to which the Agent, any Holder or the Subordinated Lender now or hereafter may be a party and

                 (4) the rules for determining priority under the Uniform Commercial Code or any other law governing the relative priorities of secured creditors,

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any security interest in any Collateral pursuant to any Senior Security
Document has and shall have priority, to the extent of any unpaid Senior Obligations, over any security interest in such Collateral pursuant to any Subordinated Security Document.

         (b) So long as the Senior Obligations have not been paid in full and any Senior Security Document remains in effect, whether or not any event or proceeding described in clause (a) of the definition of "Insolvency Event" has been commenced by or against LRGP,

                 (1) the Subordinated Lender will not (A) exercise or seek to exercise any rights or exercise any remedies with respect to any Collateral or (B) institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure or (C) contest, protest or object to any foreclosure proceeding or action brought by the Agent or the Purchaser or any other exercise by the Agent or the Purchaser of any rights and remedies under any Senior Note Documents; and

                 (2) the Agent and the Purchaser shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral.

         (c) In exercising rights and remedies with respect to the Collateral, the Agent and the Purchaser may enforce the provisions of the Senior Security Documents and exercise remedies thereunder and under any other Senior Note Documents, all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction.

         (d) When all Senior Obligations have been paid in full and the Senior Security Documents no longer are in effect, the Subordinated Lender shall have the right to enforce the provisions of the Subordinated Security Documents and exercise remedies thereunder.

         (e) Any money, property or securities realized upon the sale, disposition or other realization by the Agent upon all or any part of the Collateral, shall be applied by the Agent in the following order:

                 (1) First, to the payment in full of all costs and expenses (including, without limitation, attorneys' fees and disbursements) paid or incurred by the Agent or the Purchaser in connection with the such realization on the

         Collateral or the protection of their rights and interests therein;

                 (2) Second, to the payment in full of all Senior Obligations in such order as the Agent may elect in its sole discretion;

                 (3) Third, to the payment in full of all Subordinated Obligations then due and which are secured by such Collateral; and

                 (4) Fourth, to pay to LRGP, or its representative, or as a court of competent jurisdiction may direct, any surplus then remaining.

         (f) The Agent's and the Purchaser' rights with respect to the Collateral include the right to release any or all of the Collateral from the Lien of any Senior Note Document or Subordinated Security Document in connection with the sale of such Collateral, notwithstanding that the net proceeds of any such sale may not be used to permanently prepay any Senior Obligations or Subordinated Obligations. If the Agent or the Purchaser shall determine, in connection with any sale of Collateral, that the release of the Lien of any Subordinated Security Document on such Collateral in connection with such sale is necessary or advisable, the Subordinated Lender shall execute such release documents and instruments and shall take such further actions as the Agent or the Purchaser shall request. The Subordinated Lender hereby irrevocably constitutes and appoints the Agent and any officer or agent of the Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Subordinated Lender and in the name of the Subordinated Lender or in the Agent's own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this paragraph, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer or release. The Subordinated Lender hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this paragraph.

         5. Subrogation. Subject to the payment in full of the Senior Obligations, the Subordinated Lender shall be subrogated to the rights of the Purchaser to receive payments or distributions of assets of LRGP in respect of the Senior Obligations until the Senior Obligations shall be paid in full. For the purposes of such subrogation, payments or distributions to the Purchaser or to the Agent, for the account of the Purchaser, of any money, property or securities to which the

Subordinated Lender would be entitled except for the provisions of this Agreement shall be deemed, as between LRGP and its creditors other than the Purchaser and the Subordinated Lender, to be a payment by LRGP to or on account of Subordinated Obligations, it being understood that the provisions of this Agreement are, and are intended solely, for the purpose of defining the relative rights of the Subordinated Lender, on the one hand, and the Purchaser, on the other hand.

         6. Consent of Subordinated Lender. (a) The Subordinated Lender consents that, without the necessity of any reservation of rights against the Subordinated Lender, and without notice to or further assent by the Subordinated Lender:

                 (1) any demand for payment of any Senior Obligations made by the Agent or any Holder may be rescinded in whole or in part by the Agent or such Holder, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of LRGP or any guarantor or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of LRGP or any other party under the Note Purchase Agreement or any other agreement, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Agent or any Holder; and

                 (2) the Note Purchase Agreement, the Senior Notes and any other Senior Note Document may be amended, modified, supplemented or terminated, in whole or in part, as the Agent or the Holders may deem advisable from time to time, and any collateral security at any time held by the Agent or any Holder for the payment of any of the Senior Obligations may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by the Subordinated Lender, which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein.

         (b) The Subordinated Lender waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by any Holder upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between LRGP and the Holders shall be deemed to have been consummated in reliance upon this Agreement. The Subordinated Lender acknowledges and agrees that the Purchaser has relied upon the subordination provided for herein in entering into the Note Purchase Agreement and in making funds available to LRGP thereunder. The Subordinated Lender waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

         7. Negative Covenants of the Subordinated Lender. So long as any of the Senior Obligations shall remain outstanding, no Subordinated Lender shall, without the prior written consent of the Agent and the Purchaser:

         (a) sell, assign, or otherwise transfer, in whole or in part, the Subordinated Obligations or any interest therein to any other Person (a "Transferee") or create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon the Subordinated Obligations in favor of any Transferee unless (1) such action is made expressly subject to this Agreement and (2) the Transferee expressly acknowledges to the Purchaser and the Agent, by a writing in form and substance satisfactory to the Purchaser and the Agent, the subordination provided for herein and agrees to be bound by all of the terms hereof;

         (b) permit any of the Subordinated Loan Documents to be amended, supplemented or otherwise modified; or

         (c) commence, or join with any creditors other than the Purchaser in commencing, any proceeding referred to in clause (a) of the definition of "Insolvency Event."

         8. Senior Obligations Unconditional. All rights and interests of the Holders and the Agent hereunder, and all agreements and obligations of the Subordinated Lender and LRGP hereunder, shall remain in full force and effect irrespective of:

         (a) any lack of validity or enforceability of any Senior Related Documents or any other Senior Note Documents;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of the Note Purchase Agreement or any other Senior Related Document;

         (c) any exchange, release or nonperfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or any guarantee thereof; or

         (d) any other circumstances which otherwise might constitute a defense available to, or a discharge of, LRGP in respect of the Senior Obligations, or of either the Subordinated Lender or LRGP in respect of this Agreement.

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         9.      Representations and Warranties.  The Subordinated Lender
represents and warrants to the Agent and the Holders that:

         (a) the Subordinated Note (1) has been issued to it for good and valuable consideration, (2) is owned by the Subordinated Lender free and clear of any security interests, liens, charges or encumbrances whatsoever arising from, through or under the Subordinated Lender, other than the interest of the Purchaser under this Agreement, (3) is payable solely and exclusively to the Subordinated Lender and to no other Person and are payable without deduction for any defense, offset or counterclaim, and (4) constitutes the only evidence of the obligations evidenced thereby;

         (b) the Subordinated Lender has the corporate power and authority and the legal right to execute and deliver and to perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

         (c) this Agreement constitutes a legal, valid and binding obligation of the Subordinated Lender;

         (d) the execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of the Subordinated Lender and will not result in the creation or imposition of any Lien on any of the properties or revenues of such Subordinated Lender pursuant to any Requirement of Law affecting or any Contractual Obligation of the Subordinated Lender, except the interest of the Holders and the Agent under this Agreement; and

         (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Body and no consent of any other Person (including, without limitation, any stockholder or creditor of such Subordinated Lender), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

         10. No Representation by Agent. Neither the Agent nor any Holder has made, and none of them hereby or otherwise makes to any Subordinated Lender, any representations or warranties, express, or implied, nor does the Agent or any Holder assume any liability to any Subordinated Lender with respect to:
(a) the financial or other condition of obligors under any instruments of guarantee with respect to the Senior Obligations, (b) the enforceability, validity, value or collectibility of the Senior Obligations or the Subordinated Obligations, any collateral therefor, or any guarantee or security which may have been granted in connection with any of the Senior Obligations or the Subordinated Obligations or (c) LRGP's title or right to transfer any collateral or security.

         11. Waiver of Claims. To the maximum extent permitted by law, the Subordinated Lender waives any claim it might have against the Purchaser with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Agent, the Holders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Senior Note Documents or any transaction relating to the Collateral. Neither the Agent, any Holder nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of LRGP or the Subordinated Lender or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

         12.  Provisions Applicable After Bankruptcy; No Turnover.

         (a) The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any event contemplated under clause (a) of the definition of "Insolvency Event."

         (b) To the extent that the Subordinated Lender has or acquires any rights under Section 363 or Section 364 of the Bankruptcy Code with respect to the Collateral, such Subordinated Lender hereby agrees not to assert such rights without the prior written consent of the Agent, on behalf of the Holders; provided that, if requested by the Agent, such Subordinated Lender shall seek to exercise such rights in the manner requested by the Agent, including the rights in payments in respect of such rights.

         13. Further Assurances. The Subordinated Lender and LRGP, at their own expense and at any time from time to time, upon the written request of the Agent will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent and the Purchaser reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

         14. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Agent and the Holders on the one hand and the Subordinated Lender on the other, and no other Person shall have any right, benefit or other interest under this Agreement.

         15. Legend. (a) The Subordinated Lender and LRGP will cause the Subordinated Note to bear upon its face the following legend:

         ALL INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED JULY 20, 1995 (THE "SUBORDINATION AGREEMENT"), AS THE SAME MAY BE AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME, BY AND AMONG LOUISIANA RIVERBOAT GAMING PARTNERSHIP, A LOUISIANA GENERAL PARTNERSHIP, NOMURA HOLDING AMERICA INC., AS PURCHASER UNDER THE NOTE PURCHASE AGREEMENT REFERRED TO IN THE SUBORDINATION AGREEMENT, FIRST NATIONAL BANK OF COMMERCE, AS AGENT FOR THE PURCHASER, AND THE HOLDERS FROM TIME TO TIME OF THE OBLIGATIONS ARISING UNDER THIS NOTE.

         (b) The Subordinated Lender and LRGP will cause each Subordinated Security Document to include the following legend:

         THIS AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED JULY 20, 1995 (THE "SUBORDINATION AGREEMENT"), AS THE SAME MAY BE AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME, BY AND AMONG LOUISIANA RIVERBOAT GAMING PARTNERSHIP, A LOUISIANA GENERAL PARTNERSHIP, NOMURA HOLDING AMERICA INC., AS PURCHASER UNDER THE NOTE PURCHASE AGREEMENT REFERRED TO IN THE SUBORDINATION AGREEMENT, FIRST NATIONAL BANK OF COMMERCE, AS AGENT FOR THE PURCHASER, AND THE HOLDERS FROM TIME TO TIME OF THE OBLIGATIONS ARISING UNDER THE SUBORDINATED NOTE REFERRED TO IN THE SUBORDINATION AGREEMENT.

         16. Powers Coupled With An Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full.

         17. Authority of Agent. LRGP and the Subordinated Lender acknowledge that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Holders, be governed by the Note Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent, on the one hand, and LRGP and the Subordinated Lender, on the other hand, the Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and neither LRGP nor any Subordinated Lender shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

         18. Notices. All notices, requests and demands to or upon the Agent, the Purchaser, LRGP or any Subordinated Lender to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

If to the Purchaser:      Nomura Holding America Inc.
                          2 World Financial Center, Building B
                          New York, New York 10281-1198
                          Attention:  Howard Gellis
                          Telecopy No.:  (212) 667-1029

                          with a copy to:

                          Charles K. Whitehead, Esq.
                          Nomura Securities International, Inc.
                          2 World Financial Center, Building B
                          New York, New York 10281-1198
                          Telecopy No.:  (212) 667-1024

If to the Agent:          First National Bank of Commerce
                          Corporate Trust Department - 16th Floor
                          821 Gravier Street
                          New Orleans, Louisiana  70112
                          Attention:  Denis Milliner
                          Telecopy No.:  504-561-1432


If to Crown:              Crown Casino Corporation
                          2415 West Northwest Highway
                          Suite 103
                          Dallas, Texas 75220-4446
                          Attention:  Mark D. Slusser
                          Telecopy No.:  (214) 357-1974

If to LRGP:               Louisiana Riverboat Gaming Partnership
                          711 Isle of Capri Boulevard
                          Bossier City, Louisiana 71111
                          Attention:  Dan Weindruch
                          Telecopy No.:  (318) 425-5450

                          with a copy to:

                          Casino America, Inc.
                          700 Loop Boulevard
                          Biloxi, Mississippi 39530
                          Attention:  Julie K. Watt
                          Telecopy No.: (601) 435-5998
                                and

                          The Edward J. DeBartolo Corporation
                          7620 Market Street
                          Youngstown, Ohio 44513-3287
                          Attention:  Gerald Wiemann
                          Telecopy No.:  (216) 758-3598

The Purchaser, the Agent, LRGP and the Subordinated Lender may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

         19. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all the parties shall be lodged with the Agent and the Purchaser.

         20. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         21. Integration. This Agreement represents the agreement of the Agent and the Purchaser and the Subordinated Lender with respect to the subject matter hereof and there are no promises or representations by the Agent or the Purchaser or the Subordinated Lender relative to the subject matter hereof not reflected herein.

         22. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Agent, the Purchaser, LRGP and the Subordinated Lender; provided that any provision of this Agreement may be waived by the Agent and the Purchaser in a letter or agreement executed by the Agent and the Purchaser or by facsimile transmission from the Agent and the Purchaser.

         (b) No failure to exercise, nor any delay in exercising, on the part of the Agent or any Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         23. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         24. Successors and Assigns. (a) This Agreement shall be binding upon the successors and assigns of LRGP and the Subordinated Lender and shall inure to the benefit of the Agent and the Purchaser and their successors and assigns.

         (b) Upon a successor Agent becoming the Agent under the Note Purchase Agreement, such successor Agent automatically shall become the Agent hereunder with all the rights and powers of the Agent hereunder without the need for any further action on the part of any party hereto.

         25. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York (without regard to principles of conflicts of laws).

         26. SUBMISSION TO JURISDICTION: WAIVER OF SERVICE AND VENUE. (A) THE SUBORDINATED LENDER AND LRGP CONSENT AND AGREE TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN THE PURCHASER, ON THE ONE HAND, AND THE SUBORDINATED LENDER AND LRGP, ON THE OTHER HAND, OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE.

                 (B) THE SUBORDINATED LENDER AND LRGP HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THEM AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY HAND DELIVERY TO THE SUBORDINATED LENDER AND LRGP AT THEIR ADDRESS SET FORTH IN SECTION 18. IN ADDITION, THE PURCHASER AGREES TO PROMPTLY FORWARD BY REGISTERED MAIL ANY PROCESS SO SERVED UPON SAID AGENT TO THE SUBORDINATED LENDER AND LRGP AT THEIR ADDRESSES SET FORTH IN SECTION 18. THE SUBORDINATED LENDER AND LRGP HEREBY CONSENT TO SERVICE OF PROCESS AS AFORESAID.

                 (C) NOTHING IN THIS SECTION 26 SHALL AFFECT THE RIGHT OF THE PURCHASER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PURCHASER TO BRING ANY ACTION OR PROCEEDING AGAINST THE SUBORDINATED LENDER AND LRGP OR THEIR RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         27. WAIVER OF TRIAL BY JURY. THE SUBORDINATED LENDER, LRGP AND THE PURCHASER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE SUBORDINATED LENDER, LRGP AND THE PURCHASER HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         28. TERMINATION OF SUBORDINATION AGREEMENT. UPON THE INDEFEASIBLE PAYMENT IN FULL OF THE SENIOR OBLIGATIONS, AND THE TERMINATION OF ANY COMMITMENT OF THE PURCHASER TO PURCHASE NOTES UNDER THE NOTE PURCHASE AGREEMENT, THE PURCHASER SHALL DIRECT THE AGENT, AT THE EXPENSE OF LRGP, TO DELIVER THE COLLATERAL TO CROWN.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

  NOMURA HOLDING AMERICA INC.,          FIRST NATIONAL BANK OF
    as Purchaser                          COMMERCE, as Agent



By                                      By
   -------------------------------         --------------------------------
Title                                   Title
      ----------------------------            -----------------------------

  LOUISIANA RIVERBOAT GAMING            CROWN CASINO CORPORATION, as
    PARTNERSHIP                           Subordinated Lender



By                                      By
   -------------------------------         --------------------------------
Title                                   Title
      ----------------------------            -----------------------------

                                                                      Schedule 1



                            SENIOR RELATED DOCUMENTS


Note Purchase Agreement

Note

Security Agreement

Stock Purchase Agreement

Mortgages

Ship Mortgages

Intercreditor Agreements

Pledge Agreements

Financing Statements and Fixture Filings set forth in the Security Agreement

                                                                      Schedule 2



                        SUBORDINATED SECURITY DOCUMENTS


[ ] Security Agreement - Pledge, dated as of June 9, 1995, by and between
    Louisiana Riverboat Gaming Partnership and Crown Casino Corporation